UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                JANUARY 23, 2008


                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


            NEBRASKA                    001-31924               84-0748903
  ----------------------------         -----------         -------------------
  (State or other jurisdiction         (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)

               121 SOUTH 13TH STREET
                     SUITE 201
                 LINCOLN, NEBRASKA                             68508
       --------------------------------------               -----------
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (402) 458-2370


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

               On January 23, 2008, Nelnet, Inc. (the "Company") announced via press release a plan to further reduce operating expenses related to its student loan origination and related businesses as a result of the ongoing disruption in the global credit markets, as discussed further under Item 2.05 below. The ongoing disruption in the credit markets negatively affected the Company's operating results during the fourth quarter 2007. The substantial and sustained divergence of certain interest rate indices related to the Company's student loan assets and related debt instruments caused continued contraction in the Company's student loan spread which compressed to 90 to 95 basis points during the three month period ended December 31, 2007. The sustained disruption had the largest impact on that portion of the portfolio funded in the Company's commercial paper conduit facility (approximately $6 billion to $7 billion), those loans funded using auction rate securities (approximately $2 billion), and that portion of the Company's portfolio that earns interest based on the 91-day Treasury Bill rate.

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

               On January 23, 2008, the Company announced via press release a plan to further reduce operating expenses related to its student loan origination and related businesses as a result of the ongoing disruption in the global credit markets. As previously disclosed, the Company reduced borrower benefits, costs of acquisition related to premiums, and sales and marketing costs as a result of legislative changes related to the passage of The College Cost Reduction and Access Act of 2007 in September 2007.


               The capital market disruption has continued into the first quarter and in certain areas, has deteriorated since year end. Since the Company cannot determine nor control the length or depth of the capital market disruption, it plans to further reduce its direct and indirect costs related to its asset generation activities and be more selective in pursuing origination activity, in both the school and direct to consumer channels. Accordingly, the Company plans to suspend consolidation student loan originations and will continue to review the viability of continuing to originate and hold other types of student loans, particularly private loans. As a result of these items, the Company could experience a decrease in origination volume compared to historical periods.

               Management has developed a restructuring plan related to its asset generation and supporting businesses which reduces marketing, sales, service, and related support costs through a reduction in workforce of approximately 300 positions and realignment of certain operating facilities. Subject to completion of the necessary legal notices and requirements, implementation of the plan will begin immediately and is expected to be substantially complete during the second quarter of 2008.

               The Company estimates that the total after-tax charge to earnings associated with the restructuring plan will range between $15 million and $17 million, consisting of approximately $4 million in severance costs, up to $2 million in contract termination costs, and $9 million to $11 million in non-cash charges related to the impairment of property and equipment, intangible assets, and goodwill. The Company anticipates that the after-tax charges to earnings will be incurred during the first two quarters of 2008, of which greater than 90% will be incurred in the first quarter.

               As a result of this restructuring plan, the Company expects to reduce operating expenses by $15 million to $20 million (before tax) annually.

               A copy of the Company's press release announcing the restructuring plan is attached as Exhibit 99.1 to this report.

               Information contained or incorporated in this report may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on the Company's operating results, performance, or financial condition expressed or implied by the forward-looking statements are the pending and uncertain nature of the reported federal legislation expected to significantly affect student loan programs, the uncertain nature of estimated expenses that may be incurred and cost savings that may result from the Company's restructuring plans, changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students, and their families, or changes in the general interest rate environment and in the securitization markets for education loans.



ITEM 2.06.  MATERIAL IMPAIRMENTS.

               The discussion of the financial impact as a result of the Company's plan to reduce operating expenses related to its student loan businesses as a result of the ongoing disruption in the global credit markets under Item 2.05 above contains a discussion of impairments of certain assets that are expected to be recognized by the Company during the first quarter 2008. Such discussion is incorporated under this Item
        2.06 by reference.



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

        (d) Exhibits. The following exhibit is filed or furnished as part of this report:

     Exhibit
       No.                             Description
    -----------   --------------------------------------------------------------

       99.1 Press Release dated January 23, 2008 - "Nelnet Says Credit Market Disruption Requires Changes to Student Loan Business"

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 2008

                                       NELNET, INC.




                                       By:    /S/ TERRY J. HEIMES
                                           -------------------------------------
                                           Name:  Terry J. Heimes
                                           Title: Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NO.                             DESCRIPTION
----------     -----------------------------------------------------------------

   99.1 Press Release dated January 23, 2008 - "Nelnet Says Credit Market Disruption Requires Changes to Student Loan Business"